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                            [LATHAM & WATKINS LETTERHEAD]



                                    April 14, 1998
Sunrise Medical Inc.
2382 Faraday Avenue
Suite 200
Carlsbad, California 92008

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by Sunrise Medical Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 156,630 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to the exercise of options granted under the Sentient Systems Technology, Inc. 1993 Employee Stock Option Plan (the "Plan"). We acted as counsel to the Company in connection with the preparation of the Registration Statement.

     We have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Latham  & Watkins